UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 15, 2004

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2004 Annual Meeting of Stockholders of Altria Group, Inc. to be held on Thursday, April 29, 2004 at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At this year’s meeting, we will vote on the election of ten directors, ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent auditors and, if properly presented, six proposals from stockholders. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that we have changed our admission procedures this year and you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting.

We are pleased to announce that this year, instead of distributing gift bags containing products to stockholders who attend the meeting, the Company has made a donation to a New Jersey-based not-for-profit organization that provides valuable life-saving services to victims of domestic violence.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-800-367-5415

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

NOTICE OF 2004 ANNUAL MEETING OF

STOCKHOLDERS OF ALTRIA GROUP, INC.

TIME:	9:00 a.m. on Thursday, April 29, 2004

PLACE:	The Kraft Foods Inc. Robert M. Schaeberle Technology Center
188 River Road
East Hanover, New Jersey

ITEMS OF BUSINESS:	1) To elect ten directors.

2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

3) To vote on six stockholder proposals, if properly presented at the meeting.

4) To transact other business properly coming before the meeting.

WHO CAN VOTE:	You can vote if you were a stockholder of record on March 8, 2004.

2003 ANNUAL REPORT:	A copy of our 2003 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 15, 2004.

G. Penn Holsenbeck

Vice President and Corporate Secretary

March 15, 2004

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT WE HAVE CHANGED OUR ADMISSION PROCEDURES THIS YEAR AND YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

ALTRIA GROUP, INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 15, 2004

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2004

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2004 Annual Meeting of Stockholders of Altria Group, Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 15, 2004.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 8, 2004, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record on the record date is entitled to one vote for each share of common stock held. On March 1, 2004, there were 2,047,101,363 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Charles R. Wall have been designated as proxies for the 2004 Annual Meeting of Stockholders.

2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2004 Annual Meeting of Stockholders is March 8, 2004. The record date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)    receive notice of the meeting; and

(b)    vote at the meeting and any adjournments or postponements of the meeting.

3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

—If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

—If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.    HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by April 20, 2004 by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017, facsimile: 1-800-352-6172 (from within the United States) or 1-914-272-0985 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement).

5.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:    All registered stockholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c)    In Person:    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.    HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2005 Annual Meeting of Stockholders, stockholders may:

(a)    vote in favor of all nominees;

(b)    vote to withhold votes as to all nominees; or

(c)    withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

The Board recommends a vote “FOR” all of the nominees.

9.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company, stockholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH STOCKHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE STOCKHOLDER PROPOSALS?

A separate vote will be held on each stockholder proposal that is properly presented at the meeting. When voting on each of the proposals, stockholders may:

(a)    vote in favor of the proposal;

(b)    vote against the proposal; or

(c)    abstain from voting on the proposal.

A stockholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the stockholder proposals.

11.    WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP, and AGAINST each of the stockholder proposals.

12.    WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 8, 2004. Each share of common stock is entitled to one vote. As of March 1, 2004, we had 2,047,101,363 shares of common stock outstanding.

13.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

14.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., 525 Washington Blvd., Suite 4687, Jersey City, NJ 07310 or you can reach EquiServe at 1-800-442-0077 (from within the United States) or 1-781-575-3572 (from outside the United States).

15.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

16.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

17.    MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two (2) minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders are requested to direct questions and comments to the Chairman and should confine their remarks to matters that relate directly to the business of the meeting.

18.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 8, 2004, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. One of the meetings is held at an offsite location for several days each year to review the Company’s strategic plan. The Board held seven meetings in 2003. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2003, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, and ten of the twelve directors attended the 2003 Annual Meeting of Stockholders.

The Board has adopted Corporate Governance Guidelines which are attached as Exhibit A to this proxy statement and posted on the Company’s website, www.altria.com/governance. The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Develop and coordinate agendas and schedules for Board meetings with the Chairman;
•	Advise the Chairman of the Board’s informational needs;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

John S. Reed served as Presiding Director during 2003 until he stepped down from the Board to become Interim Chairman and Chief Executive Officer of the New York Stock Exchange. The Board elected Robert E. R. Huntley to serve as Presiding Director following Mr. Reed’s resignation.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is included as Exhibit B of this proxy statement and is also available at the Company’s website at www.altria.com/governance. The committee’s Report appears on page 30 of this proxy statement. This committee met six times in 2003. The current members of the committee are: Lucio A. Noto (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Robert E. R. Huntley; and Stephen M. Wolf.

The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto is an “audit committee financial expert” within the meaning of regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2003 from Altria Group, Inc. or its subsidiaries other than compensation received as a director of Altria Group, Inc.

The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Compensation Committee Charter, which is included as Exhibit C of this proxy statement and is also available at the Company’s website at www.altria.com/governance. The committee’s Report on Executive Compensation appears on pages 18 to 22 of this proxy statement. This committee met five times in 2003. The current members of the committee are: Robert E. R. Huntley (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Lucio A. Noto; and Stephen M. Wolf.

The Executive Committee has the responsibilities set forth in the Executive Committee Charter, which is included as Exhibit E of this proxy statement and is also available at the Company’s website at

www.altria.com/governance. This committee met once in 2003. The current members of the committee are: Louis C. Camilleri (Chair); Elizabeth E. Bailey; Lucio A. Noto; Carlos Slim Helú; and Stephen M. Wolf.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is included as Exhibit F of this proxy statement and is also available at the Company’s website at www.altria.com/governance. This committee met four times in 2003. The current members of the committee are: Mathis Cabiallavetta (Chair); Louis C. Camilleri; J. Dudley Fishburn; Robert E. R. Huntley; Thomas W. Jones; Lucio A. Noto; and Carlos Slim Helú.

The Nominating and Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Nominating and Corporate Governance Committee Charter, which is included as Exhibit D of this proxy statement and is also available at the Company’s website at www.altria.com/governance. This committee met five times in 2003. The current members of the committee are: Stephen M. Wolf (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Thomas W. Jones; and Billie Jean King.

The Public Affairs and Social Responsibility Committee has the responsibilities set forth in the Public Affairs and Social Responsibility Committee Charter, which is included as Exhibit G of this proxy statement and is also available at the Company’s website at www.altria.com/governance. This committee met three times in 2003. The current members of the committee are: Elizabeth E. Bailey (Chair); J. Dudley Fishburn; Robert E. R. Huntley; Billie Jean King; and Stephen M. Wolf.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. The Committee currently has retained a search firm. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2005 Annual Meeting.”

The Nominees

It is proposed that ten directors, nine of whom are non-employee directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Except for John S. Reed, each of the nominees currently serves as a director and was elected by the stockholders at the 2003 Annual Meeting. Mr. Reed was elected to the Board at the 2003 Annual Meeting but stepped down from the Board in September 2003 in order to serve as Interim Chairman and Chief Executive Officer of the New York Stock Exchange. Mr. Reed has advised the Board that he is now available to stand for re-election to the Board, and the Board has determined to nominate him for re-election.

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Elizabeth E. Bailey, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, Lucio A. Noto, John S. Reed, and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines included as Exhibit A of this proxy statement. Each of the above-named nominees qualifies as independent under these standards.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Elizabeth E. Bailey John C. Hower Professor of Business and Public Policy, The Wharton School of the University of Pennsylvania, Philadelphia, PA Director since 1989 Age: 65	Dr. Bailey assumed her present position in July 1991, having served from July 1990 to June 1991 as a professor of industrial administration at Carnegie-Mellon University and as a visiting scholar at the Yale School of Organization and Management. From 1983 to 1990, she was Dean of the Graduate School of Industrial Administration of Carnegie-Mellon University. Dr. Bailey serves as a director of Teachers Insurance Annuity Association and CSX Corporation, and as a trustee of The Brookings Institution, the National Bureau of Economic Research and Bancroft NeuroHealth. Dr. Bailey is Chair of the Public Affairs and Social Responsibility Committee and a member of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Mathis Cabiallavetta Vice Chairman, Marsh & McLennan Companies, Inc., New York, NY Director since 2002 Age: 59	Mr. Cabiallavetta is Vice Chairman of Marsh & McLennan Companies, Inc. (“MMC”) and also is Chairman of MMC Global Development. He has been a director of MMC since 2000 and a member of MMC’s International Advisory Board since 1993. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland, which he joined in 1971. Mr. Cabiallavetta serves as a director of the Swiss American Chamber of Commerce, the American Friends of Lucerne Festival and HBM Bio Ventures AG, Zug (Switzerland). Mr. Cabiallavetta is Chair of the Finance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2002 Age: 49	Mr. Camilleri is currently the Chairman and Chief Executive Officer of the Company. He was appointed Chief Executive Officer in April 2002, and elected Chairman in August 2002. Previously, from November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of the Company. He has been employed continuously by the Company and its subsidiaries in various capacities since 1978. He is Chairman of Kraft Foods Inc. and a director of SABMiller plc and the New York Stock Exchange Board of Executives. Mr. Camilleri is Chair of the Executive Committee and a member of the Finance Committee.

J. Dudley Fishburn Director of HSBC Bank plc (UK) United Kingdom Director since 1999 Age: 57	Mr. Fishburn was a Conservative Member of Parliament from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years. Mr. Fishburn serves as a director of Household International, Inc., Henderson Smaller Companies Investment Trust plc (UK), Beazley Group plc (UK), and Murray Emerging Economies Trust plc (UK). He is a trustee of the Liver Research Trust, The National Trust, Reading University, the First NIS Fund (Luxembourg), the Peabody Housing Trust and the 21st Century Trust. Mr. Fishburn is a member of the Audit, Compensation, Finance, Nominating and Corporate Governance, and Public Affairs and Social Responsibility Committees.

Robert E. R. Huntley Retired lawyer, educator and businessman Director since 1976 Age: 74	Mr. Huntley retired as counsel to the law firm of Hunton & Williams in December 1995, a position he had held since December 1988. Previously, Mr. Huntley had served as Chairman, President and Chief Executive Officer of Best Products Co., Inc., Professor of Law at Washington and Lee School of Law and President of Washington and Lee University. Mr. Huntley is the Presiding Director, Chair of the Compensation Committee and a member of the Audit, Finance, and Public Affairs and Social Responsibility Committees.

Thomas W. Jones Chairman and Chief Executive Officer, Global Investment Management, Citigroup Inc., New York, NY Director since 2002 Age: 54	Mr. Jones assumed his current position with Citigroup Inc. in August 1999. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until October 1998. Prior to joining Travelers Group, Mr. Jones served as Vice Chairman of TIAA-CREF, the largest pension system in the United States, from 1995 to 1997, President and Chief Operating Officer from 1993 to 1997, and Chief Financial Officer from 1989 to 1993. He currently serves as a director of the Federal Home Loan Mortgage Corporation (Freddie Mac) and Fox Entertainment Group Inc. Mr. Jones is also a trustee of Cornell University and the Economic Club of New York. Mr. Jones is a member of the Finance and Nominating and Corporate Governance Committees.

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY, energy investment company Director since 1998 Age: 65	Mr. Noto assumed his current position in March 2001. He retired as Vice Chairman of Exxon Mobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation and Chairman of its executive committee. Mr. Noto had been employed by Mobil continuously since 1962. Mr. Noto is a director of International Business Machines Corporation and UAG Inc. He also serves on the International Advisory Council of Mitsubishi Corp. (Tokyo) and Singapore Technologies, Inc. Mr. Noto is Chair of the Audit Committee and a member of the Compensation, Executive, and Finance Committees.

John S. Reed Interim Chairman, New York Stock Exchange; and Retired Chairman and Co-CEO, Citigroup Inc., New York, NY Age: 65	Mr. Reed served as Interim Chairman and Chief Executive Officer of the New York Stock Exchange from September 2003 to January 2004, and continues to serve as Interim Chairman. He retired from his position with Citigroup Inc. in April 2000, a position he had held since 1998. Previously, Mr. Reed had also been the Chairman of Citicorp and Citibank, N.A. since 1984. Mr. Reed had held numerous positions with Citigroup Inc., and its predecessors and affiliates since 1965. He is also a member of the Corporation of the Massachusetts Institute of Technology, a director of the Spencer Foundation, Manpower Demonstration Research Corp., and National Writing Project, and a trustee of The RAND Corporation. Mr. Reed served as a director of the Company from 1975 to September 2003, when he resigned to serve as Interim Chairman and Chief Executive Officer of the New York Stock Exchange.

Carlos Slim Helú Chairman Emeritus of Grupo Carso, S.A. de C.V.; Chairman of Teléfonos de México, S.A. de C.V.; and Chairman of Carso Global Telecom, S.A. de C.V., México Director since 1997 Age: 64	Mr. Slim assumed his present position with Grupo Carso, S.A. de C.V.(1) in October 1998. Previously and from 1991, he was Chairman of Grupo Carso, S.A. de C.V. He has also served as Chairman of America Movil, S.A. de C.V. since September 2000 and Chairman of América Telecom, S.A. de C.V. since February 2002. Mr. Slim also serves as Chairman Emeritus of Grupo Financiero Inbursa, S.A. de C.V. He serves as a director of SBC Communications Inc. and is a member of each of the Advisory Council for Latin America of the New York Stock Exchange and the board of Fundacion Unam A.C. and Patronato del Hospital Infantil. He is also Chairman of the Executive Committee for the Rescue of the Historical Center of Mexico City and Chairman of the Museo Soumaya. Mr. Slim is a member of the Executive and Finance Committees.

Stephen M. Wolf Chairman, R.R. Donnelley & Sons Company (Chicago, IL); and Managing Partner, Alpilles LLC (Arlington, VA) Director since 1993 Age: 62	Mr. Wolf assumed his position as Chairman of R.R. Donnelley & Sons Company in March 2004. He assumed his position as Managing Partner of Alpilles LLC in April 2003. He is the retired Chairman of US Airways Group, Inc.(2) and US Airways, Inc. Previously and from August 1994, he was senior advisor in the investment banking firm of Lazard Frères & Co. LLC. From 1987 to July 1994, Mr. Wolf served as Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc. He serves as a trustee of The Brookings Institution and the World Wildlife Fund. Mr. Wolf is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation, Executive, and Public Affairs and Social Responsibility Committees.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors, and to encourage ownership of Company stock to further align their interests with those of stockholders.

During 2003, non-employee directors received an annual retainer of $40,000 and fees of $2,000 for each Board and Committee meeting attended ($2,500 for committee chairs). Non-employee director committee chairs received annual retainers of $10,000 for additional services rendered in connection with committee chair responsibilities.

Pursuant to the 2000 Stock Compensation Plan for Non-Employee Directors, on April 24, 2003, each non-employee director received an annual share award of that number of shares of common stock having an aggregate fair market value of $55,000 on the date of grant. The aggregate fair market value of the annual share award will be increased to $120,000 in April 2004.

A non-employee director may elect to defer the award of shares of common stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Altria Group, Inc. Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

(1) A subsidiary of Grupo Carso, S.A. de C.V. participates in a Mexican cigarette joint venture with a subsidiary of Philip Morris International Inc. Mr. Slim is Chairman Emeritus of Grupo Carso.

(2) US Airways Group, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code in August 2002, and emerged from bankruptcy protection under a plan of reorganization effective March 31, 2003.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 1, 2004, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Elizabeth E. Bailey	35,480
Mathis Cabiallavetta	1,743
Louis C. Camilleri	2,600,274
Roger K. Deromedi	566,699
J. Dudley Fishburn	6,438
Robert E. R. Huntley	46,783
Thomas W. Jones	9,899
Billie Jean King	24,362
Lucio A. Noto	43,992
Steven C. Parrish	1,494,076
John S. Reed	71,682
Carlos Slim Helú	4,182,614
Michael E. Szymanczyk	1,199,098
Charles R. Wall	1,381,867
Stephen M. Wolf	28,744
Group (24 persons)	14,033,704

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 30, 2004 as follows: Dr. Bailey, 14,334; Mr. Camilleri, 1,999,990; Mr. Deromedi, 484,917; Mr. Fishburn, 4,695; Mr. Huntley, 14,334; Mr. Jones, 2,295; Ms. King, 14,334; Mr. Noto, 14,334; Mr. Parrish, 1,262,700; Mr. Reed, 14,334; Mr. Slim, 14,334; Mr. Szymanczyk, 939,960; Mr. Wall, 1,176,708; Mr. Wolf, 14,334; and group, 7,343,181. Also includes shares of restricted common stock as follows: Mr. Camilleri, 575,000; Mr. Huntley, 1,690; Ms. King, 1,690; Mr. Parrish, 145,330; Mr. Szymanczyk, 193,450; Mr. Wall, 151,050; and group, 1,466,800.

(2)	Includes 16,541 shares as to which beneficial ownership is disclaimed by Mr. Noto (shares held by spouse and daughter). Also includes 4,161,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 48,240 additional shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Huntley, 3,600 (shares held in joint tenancy); Mr. Noto, 2,220 (shares held in joint tenancy); and others in group, 42,420. Also includes shares of deferred stock as follows: Dr. Bailey, 3,539; Mr. Jones, 795; Mr. Noto, 1,649; Mr. Slim, 795; and Mr. Wolf, 795. Also includes shares of restricted deferred stock as follows: Dr. Bailey, 1,690; Mr. Cabiallavetta, 1,743; Mr. Jones, 1,690; Mr. Noto, 1,690; Mr. Slim, 1,690; and Mr. Wolf, 1,690. Also includes 1,743 deferred stock units in the case of Mr. Fishburn.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding on March 1, 2004
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	146,703,600	7.17%

(1)	According to a Schedule 13G, dated February 10, 2004, filed with the Securities and Exchange Commission by Capital Research and Management Company.

Section 16(a) Beneficial Ownership Reporting Compliance

In February 2004, Dinyar S. Devitre, our Senior Vice President and Chief Financial Officer, learned that, without his prior knowledge and contrary to his instructions, in December 2003, his portfolio manager purchased 691 shares of Altria Group, Inc. common stock as part of a multiple stock fund. Consequently, the Form 4 reporting the purchase was filed late.

EXECUTIVE COMPENSATION

Comparison of Five-Year Cumulative Total Return

The following graph compares the cumulative total return on common stock for the last five years with the cumulative total return for the same period of the S&P 500 Index and the Altria peer group index. The graph assumes the investment of $100 in common stock and each of the indices as of the market close on December 31, 1998, and reinvestment of all dividends.

Date	Altria	S&P 500	Altria Peer Group (1)

December 1998	$100.00	$100.00	$100.00
December 1999	$45.55	$121.01	$90.04
December 2000	$93.48	$109.99	$96.69
December 2001	$102.00	$96.98	$91.34
December 2002	$95.37	$75.59	$91.66
December 2003	$136.38	$97.24	$106.73

(1)	The Altria peer group consists of the following companies that are competitors of the Company’s operating subsidiaries or that have been selected on the basis of size, global focus or industry leadership: Anheuser-Busch Companies, Inc., British American Tobacco p.l.c., Campbell Soup Company, The Coca-Cola Company, ConAgra Foods, Inc., General Mills, Inc., The Gillette Company, H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nestlé, S.A., PepsiCo, Inc., The Procter & Gamble Company, R.J. Reynolds Tobacco Holdings, Inc., Sara Lee Corporation, Unilever N.V., and UST Inc.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

The Compensation Committee is responsible for overseeing executive compensation programs that are designed to:

•	support the Company’s efforts to develop world-class leaders;

•	support business strategies that promote growth, societal alignment and integrity of conduct within the Company, while appropriately balancing short-term and long-term goals;

•	reinforce the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical individual and business objectives; and

•	align the interests of executives with those of stockholders through the use of equity-based awards and long-term cash incentive awards that link compensation to stockholder return and stock ownership guidelines.

To ensure that the Company’s compensation programs are properly benchmarked with those of our competitors, the Committee compares the Company’s compensation practices to a compensation survey group. This group is a somewhat broader and more diverse group of companies than those included in the Altria peer group index in the performance graph and consists of companies that compete with the Company for executive talent and have executive positions similar in breadth, complexity and scope of responsibility to those of the Company.

The Committee determined that it is appropriate to design programs that deliver total compensation for executives within the top or fourth quartile of the compensation survey group when objectives are achieved. The Committee considers the following in determining executive compensation under the Company’s compensation plans:

•	the Company’s financial performance compared with its annual and long-term goals, as measured by net earnings, earnings per share growth, return on equity, volume growth and implementation of strategic initiatives, as well as financial comparisons to companies within the performance peer group measured by total stockholder return and net earnings;

•	each executive’s contributions to the Company’s overall results;

•	the external challenges to the Company’s ability to recruit and retain executive talent, given the environment surrounding the tobacco industry; and

•	the Company’s size and complexity compared with companies in the compensation survey group.

Based on the latest available data, total compensation for the Company’s executive officer group ranked within the fourth quartile of the compensation survey group.

There are three major elements to the Company’s overall compensation program: base salary, annual incentives, and long-term incentives that include equity and cash. By design, approximately three-fourths of the compensation awarded to executives is at-risk incentive compensation, delivered in both equity and cash that is directly related to the overall performance of the Company and its operating companies.

An overview of each of the major compensation program elements follows.

Base Salary

Each year, the Committee determines the base salaries for the Chairman and Chief Executive Officer and those senior executive officers reporting to the Chief Executive Officer. The Committee reviews the following qualitative factors when determining base salaries: the executive’s individual performance, level of responsibility, tenure, prior experience, and a comparison to base salaries paid for comparable positions within the Company and the compensation survey group.

Annual Incentives

The Committee sets annual goals for the Company’s management and executive employees. These goals serve to focus executives on those areas identified as having a positive impact on the Company’s business results.

For 2003, annual incentive awards to executives were based on an assessment of individual, operating company and corporate performance against pre-determined goals. The Committee did not assign specific weights to any of these factors. At the corporate level, the financial performance factors included discretionary cash flow, operating companies income (which the Company defines as net cash provided by operating activities less capital expenditures) and earnings per share. At the operating company level, the performance factors included operating companies income, discretionary cash flow, volume and market share.

The Committee also evaluated the Company’s performance against certain qualitative measures of portfolio management, diversity and leadership development, and the ability to operate effectively given the current legal and societal challenges. Annual incentive awards for 2003 generally ranged from below to somewhat above target levels.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the “covered officers”), annual incentive awards are also contingent upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee. For 2003, adjusted net earnings were achieved and the covered officers received payments consistent with financial performance as permitted under the pre-determined formula.

Long-Term Incentives

The 2000 Performance Incentive Plan (the “2000 Plan”), approved by stockholders at the 2000 Annual Meeting, enables the Company to grant stock options, stock appreciation rights, restricted stock and other equity awards, based on the Company’s common stock, as well as performance-based, long-term incentive cash awards, to the Company’s salaried employees. Long-term incentives assist the Company in focusing employee efforts on attaining performance goals over a number of years, a focus that is integral to the Company’s continued success.

•	Restricted Stock. In 2003, the Committee granted equity awards under the 2000 Plan in shares of restricted stock. The value of the restricted stock awards is reflected as compensation expense in the Company’s financial statements. Restricted stock awarded in 2003 will vest three years after the date of the award. The Committee approved the continued use of restricted stock for the 2004 equity program.

•	Stock Ownership Guidelines. Introduced in 2003, our stock ownership guidelines are designed to further align the interests of approximately 200 executives with those of our stockholders. Under the guidelines, executives are expected to acquire and hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to, for the Chairman and Chief Executive Officer, 12 times base salary. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines.

•	Stock Options. Consistent with the Committee’s approval of restricted stock awards, no new stock option grants were made during 2003.

Senior executives who exercised stock options during 2003 and who retained the shares received upon exercise did receive Executive Ownership Stock Options (“EOSO”) pursuant to a previously approved program. The EOSO feature promotes the earlier exercise of stock options and the retention of Company shares to build share ownership among the Company’s senior executives. An EOSO is granted when an eligible senior executive exercises an option at a time when the Company’s stock price has appreciated at least 20% above the option grant price, and the executive satisfies payment of the option exercise price using shares of common stock that have been owned for at least six months. The senior executive is required to hold the new net shares delivered upon exercise for a period of one year or the related EOSO grant is forfeited. The EOSO is granted for the number of shares used to cover the exercise price of the underlying option and related taxes, has an exercise price equal to the fair market value of common stock tendered, has a term limited to the remaining term of the original option and vests six months from the date of grant. The EOSO feature does not apply to options to purchase stock of Kraft Foods Inc. granted by the Company to non-Kraft Foods Inc. employees at the time of the Kraft Foods Inc. initial public offering.

•	Long-Term Performance Incentive Awards. Long-Term Performance Incentive Awards reward senior executives based on the achievement of long-term financial and strategic goals that contribute to the success of the Company and have a positive impact on stockholder return. The three-year long-term performance cycle that began on January 1, 2001 concluded on December 31, 2003. Awards payable to executives were paid in cash based on a combination of factors including total stockholder return, overall corporate performance, a qualitative evaluation of individual business unit performance relative to the strategic plan and an assessment of individual participant performance. The performance factors varied by business unit and included quantitative financial measures such as operating companies income, discretionary cash flow, volume, and return on assets, and strategic measures such as market share, portfolio management, diversity, and management development. Awards payable to the covered officers for the three-year cycle were also subject to a formula tied to the achievement of cumulative adjusted net earnings during that period. Long-Term Performance Incentive Awards for the 2001 through 2003 cycle were generally paid below target levels. Beginning on January 1, 2004, a new three-year performance cycle commenced with awards scheduled to be paid after the cycle’s completion on December 31, 2006.

Compensation of the Chairman of the Board and Chief Executive Officer

Effective May 1, 2003, the Committee increased Mr. Camilleri’s salary from $1,250,000 to $1,500,000 based on competitive benchmarking against the salaries of other chief executive officers. Mr. Camilleri’s salary was within the third quartile of the compensation survey group based on the latest available data.

The Committee also awarded Mr. Camilleri an annual incentive of $2,750,000 under the 2000 Plan. This award resulted from the Committee’s assessment of Mr. Camilleri’s performance against specific goals and objectives that were established for him at the beginning of the year, including a budgeted earnings per share target. The actual earnings per share that was achieved fell marginally short of the budgeted target, primarily due to the cessation of the Company’s share repurchase program in the first quarter of the year. The Company’s domestic and international tobacco subsidiaries each exceeded their operating companies income targets, reflecting a recovery from a difficult 2002 in the case of Philip Morris USA Inc. and favorable currency in the case of Philip Morris International Inc. while Kraft Foods Inc. fell short of its operating companies income goals and corrective action plans were put in place. Mr. Camilleri’s annual incentive award was subject to and within the limits of a formula tied to the achievement of an adjusted net earnings goal established at the beginning of the year for all covered officers and was within the third quartile of the compensation survey group based upon the latest available data.

Mr. Camilleri also received a Long-Term Performance Incentive Award of $6,350,000 for the three-year period ending December 31, 2003. Among the factors considered by the Committee in making this award were the fact that total stockholder return for the Company during the three-year period substantially exceeded that of the S&P 500 and the Altria peer group. The Committee also noted the significant strategic accomplishments during the period, including the Kraft Foods Inc. initial public offering in 2001, the merger of Miller Brewing Company into South African Breweries plc in 2002, the change in strategic direction for Philip Morris Capital Corporation in 2003, and a substantial improvement in the regulatory and litigation environment in 2003. Mr. Camilleri’s Long-Term Performance Incentive Award was subject to and within the limits of a formula tied to the achievement of cumulative adjusted net earnings goals established at the beginning of the three-year period for all covered officers.

In January 2003, the Committee awarded to Mr. Camilleri 350,000 shares of restricted stock. One-half of the award (175,000 shares) will vest after three years and one-half (175,000 shares) will vest after eight years from the grant date. Mr. Camilleri’s award, made as part of the Company’s annual equity program, reflected his appointment as Chairman in September 2002 and was based upon an assessment of his performance against key strategic and financial objectives.

In January 2004, the Committee awarded to Mr. Camilleri 125,000 shares of restricted stock that will vest three years after the grant date. The award was made as part of the Company’s annual restricted stock award program and was based on the Committee’s assessment of Mr. Camilleri’s performance against key strategic objectives.

As a result of these compensation actions, Mr. Camilleri’s long term incentive compensation and total compensation (total cash compensation plus all long-term incentive compensation) rank in the third quartile of the compensation survey group based on the latest available data.

Policy With Respect To Qualifying Compensation for Deductibility and Other Matters

The Company’s ability to deduct compensation paid to individual covered officers is generally limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The Annual and Long-Term Performance Incentives the Committee awarded to covered officers in 2003 were subject to, and made in accordance with, performance-based compensation arrangements previously implemented by the Company.

In general, the Company’s policy is to preserve the federal income tax deductibility of compensation it pays to its executives. Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive, long-term performance, and stock option awards. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the discretion to authorize, payments that may not be deductible if it believes that they are in the best interests of both the Company and its stockholders. After an analysis of competitive practices and a thorough review of the alternatives, the Committee determined that it was appropriate to pay Mr. Camilleri a base salary in excess of $1.0 million. This determination will cause a portion of Mr. Camilleri’s compensation to exceed the $1.0 million deductibility limit.

In addition, other covered officers’ income may exceed the $1.0 million deductibility limit because of certain elements of their annual compensation, such as perquisites, restricted stock and cash dividends thereon, payments related to reducing unfunded retirement benefits, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Compensation Committee:

Robert E. R. Huntley, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Lucio A. Noto

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation						All Other Compensation (4)
						Awards					Payouts
Name and Principal Position		Salary	Bonus	Other Annual Compensation (1)		Restricted Stock Awards (2)		Securities Underlying Options (Altria)		Securities Underlying Options (Kraft)	LTIP (3)
		$	$	$		$		Shs.		Shs.	$	$
Louis C. Camilleri	2003	1,415,385	2,750,000	163,871		12,960,500	(5)	-0-		-0-	6,350,000	212,308
Chairman of the Board and	2002	1,173,385	2,000,000	28,170		-0-		600,000	(6)	-0-	-0-	176,008
Chief Executive Officer	2001	985,192	1,465,000	26,996		-0-		482,940		-0-	-0-	147,779

Roger K. Deromedi (7)	2003	924,848	900,000	14,229		2,008,799		40,735	(8)	-0-	3,700,000	86,783
Chief Executive Officer,	2002	881,058	980,000	97,225	(9)	-0-		9,319	(8)	-0-	-0-	65,918
Kraft Foods Inc.	2001	738,154	950,000	98,269	(9)	-0-		156,579		419,354	-0-	52,673

Steven C. Parrish	2003	859,846	1,200,000	13,051		1,685,976		-0-		-0-	3,350,000	128,977
Senior Vice President,	2002	826,615	680,000	15,307		-0-		-0-		-0-	-0-	123,992
Corporate Affairs	2001	778,500	950,000	15,965		-0-		379,493		26,620	-0-	116,775

Michael E. Szymanczyk	2003	981,333	1,500,000	60,562		2,057,017		205,572	(8)	-0-	4,000,000	147,200
Chairman and Chief	2002	925,000	1,000,000	21,262		-0-		42,930	(8)	-0-	-0-	138,750
Executive Officer,	2001	853,333	1,300,000	22,146		-0-		439,629		32,260	-0-	128,000
Philip Morris USA Inc.

Charles R. Wall	2003	873,154	1,350,000	39,973		1,753,371		-0-		-0-	3,450,000	130,973
Senior Vice President and	2002	833,269	700,000	46,396		-0-		-0-		-0-	-0-	124,990
General Counsel	2001	778,500	1,025,000	51,846		-0-		357,337		26,620	-0-	116,775

(1)	Includes reimbursement for taxes on a portion of the earnings on assets held in trusts of individual officers. These trust assets offset amounts, otherwise payable by the Company or its operating subsidiaries, for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits. For 2003, the amount of this reimbursement for Mr. Camilleri was $30,435. The 2003 amounts shown for Mr. Camilleri also include $99,135 of imputed income for personal travel of Mr. Camilleri and his family or guests on Company aircraft and additional imputed income amounts reflecting personal financial advice and non-business use of executive automobile services, all computed in accordance with Internal Revenue Service guidelines. For safety reasons, the Company requires Mr. Camilleri to use Company aircraft for all air travel. Mr. Camilleri is responsible for taxes on these amounts of imputed income and is not reimbursed by the Company for such taxes.

(2)	For Altria Group, Inc. awards, the value shown is based on the closing price of common stock on the January 29, 2003 grant date. On December 31, 2003, each of the named executive officers held shares of restricted stock, with a value at such date as follows: Mr. Camilleri, 450,000 shares, $24,489,000; Mr. Parrish, 107,430 shares, $5,846,341; Mr. Szymanczyk, 155,550 shares, $8,465,031; and Mr. Wall, 113,150 shares, $6,157,623. Mr. Deromedi’s award was in Kraft Foods Inc. restricted stock; the value shown is based on the closing price of Kraft Foods Inc. Class A common stock on the January 28, 2003 grant date. On December 31, 2003, Mr. Deromedi held shares of Kraft Foods Inc. restricted stock, with a value at such date as follows: 55,630 shares, $1,792,399. On January 28, 2004, each of the Altria Group, Inc. named executive officers received Altria Group, Inc. restricted stock awards, with a value at such date as follows: Mr. Camilleri, 125,000 shares, $6,956,250; Mr. Parrish, 37,900 shares, $2,109,135; Mr. Szymanczyk, 37,900 shares, $2,109,135; and Mr. Wall, 37,900 shares, $2,109,135. On January 27, 2004, Mr. Deromedi received a Kraft Foods Inc. restricted stock award, with a value at such date as follows: 200,000 shares, $6,426,000. One-half of the award (100,000 shares) will vest after three years and one-half (100,000 shares) will vest after eight years from the grant date. This award was made in recognition of Mr. Deromedi’s promotion to Chief Executive Officer of Kraft Foods Inc. on December 16, 2003. Cash dividends on shares of Altria Group, Inc. and Kraft Foods Inc. restricted stock are paid at the same times and in the same amounts as on other shares of such stock.

(3)	Represents payment upon the completion of the 2001-2003 performance cycle of the Long-Term Performance Incentive Plan.

(4)	The amounts in this column consist of allocations to defined contribution plans. The Company or its operating subsidiaries provide funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 2003, the following amounts, less applicable tax withholding, were deposited in individual trusts for certain named executive officers to provide funding for allocations to the Company’s or its operating subsidiaries’ non-qualified supplemental defined contribution plans for prior years, and for earnings through May 31, 2003 on such allocations: Mr. Camilleri, $147,008; Mr. Deromedi, $171,679; Mr. Parrish, $94,992; Mr. Szymanczyk, $109,750; and Mr. Wall, $95,990. The funding of these amounts is not intended to increase total promised benefits.

(5)	In January 2003, the Compensation Committee awarded to Mr. Camilleri 350,000 shares of restricted stock. One-half of the award (175,000 shares) will vest after three years and one-half (175,000 shares) will vest after eight years from the grant date. In January 2004, the Compensation Committee awarded to Mr. Camilleri 125,000 shares of restricted stock. The award will vest three years from the grant date.

(6)	Includes two non-qualified stock option grants, each to purchase 300,000 shares of common stock, in recognition of Mr. Camilleri being named Chief Executive Officer. One option grant has an exercise price equal to the fair market value of common stock on the date of grant and the second option grant has an exercise price equal to approximately twenty-four percent above the fair market value of common stock on the date of grant. The options have a term of ten years from grant and became exercisable one year after grant.

(7)	On December 16, 2003, the Board of Directors of Kraft Foods Inc. named Mr. Deromedi Chief Executive Officer of Kraft Foods Inc. The Compensation and Governance Committee of the Board of Directors of Kraft Foods Inc. is responsible for determining the compensation levels for Mr. Deromedi.

(8)	Represents EOSO grants that do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net option shares giving rise to the grants for a period of one year following exercise of the underlying options.

(9)	Includes, in addition to reimbursements described in footnote 1, tax equalization payments or reimbursements in connection with a prior international assignment of Mr. Deromedi. These payments or reimbursements are made pursuant to a policy that is designed to facilitate the assignment of employees to positions in other countries by covering taxes over and above those that employees accepting international assignments would have incurred had they remained in their home countries. Mr. Deromedi received tax equalization payments of $82,448 in 2002 and $85,265 in 2001 in connection with a prior international assignment.

2003 Altria Group, Inc. Stock Option Grants (1)

Name	Grant Date	Number of Shares Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise Price	Expiration Date	Grant Date Present Value (2)	Value at December 31, 2003 (3)
Louis C. Camilleri		0

Roger K. Deromedi	February 5, 2003	40,735	3.1%		$38.0700	January 26, 2010	$266,664	$666,017

Steven C. Parrish		0

Michael E. Szymanczyk	February 4, 2003 July 22, 2003	146,275 59,297	11.1 4.5	% %	38.0350 40.1155	January 26, 2010 January 26, 2010	955,571 479,713	2,396,716 848,214

Charles R. Wall		0

(1)	The Committee did not grant stock options in 2003. The grants shown in this table represent EOSO grants that executives receive when they exercise previously granted stock options and retain the shares received upon exercise. EOSO grants do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net shares received in the exercises giving rise to the EOSO grants for a period of one year following exercise of the underlying options.

(2)	In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. Stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the five-year period preceding the grant dates, the dividend yield was based on an annual dividend rate applicable at the time of each individual grant, the risk-free rate of return was fixed at the rate for a five-year United States Treasury Note for the month of grant as reported in the Federal Reserve Statistic Release H.15(159), and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

		Black-Scholes Model Assumptions
Stock Option Grant	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Time Period
Roger K. Deromedi (EOSO)	January 26, 2010	34.994%	6.72%	2.90%	5.0 years
Michael E. Szymanczyk (EOSO)	January 26, 2010	34.994%	6.73%	2.90%	5.0 years
Michael E. Szymanczyk (EOSO)	January 26, 2010	38.620%	6.38%	2.87%	5.0 years

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

(3)	Based on the closing price of Altria Group, Inc. common stock of $54.42 on December 31, 2003.

2003 Altria Group, Inc. Stock Option Exercises and Year-End Values

	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2003		Total Value of Unexercised In-the-Money Options Held at December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	216,470	$4,235,509	1,999,990	193,750	$24,000,005	$2,793,875
Roger K. Deromedi	82,906	1,624,482	592,718	31,250	11,802,472	450,625
Steven C. Parrish	0	0	1,262,700	150,000	23,377,607	2,163,000
Michael E. Szymanczyk	271,160	4,694,857	976,534	209,297	10,622,259	3,011,214
Charles R. Wall	0	0	1,176,708	150,000	20,651,390	2,163,000

(1)	Based on the closing price of Altria Group, Inc. common stock of $54.42 on December 31, 2003.

2003 Kraft Foods Inc. Stock Option Exercises and Year-End Values

	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2003		Total Value of Unexercised In-the-Money Options held at December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	0	$0	0	0	$0	$0
Roger K. Deromedi	0	0	279,569	139,785	341,074	170,538
Steven C. Parrish	0	0	26,620	0	32,476	0
Michael E. Szymanczyk	0	0	32,260	0	39,357	0
Charles R. Wall	0	0	26,620	0	32,476	0

(1)	Based on the closing price of Kraft Foods Inc. Class A common stock of $32.22 on December 31, 2003.

Pension Plan Table – Altria Group, Inc. Retirement Plan

	Years of Service (1)
Five-Year Average Annual Compensation	10	15	20	25	30	35
$ 500,000	$86,180	$129,270	$172,360	$215,451	$258,541	$301,631
750,000	129,930	194,895	259,860	324,826	389,791	454,756
1,000,000	173,680	260,520	347,360	434,201	521,041	607,881
1,250,000	217,430	326,145	434,860	543,576	652,291	761,006
1,500,000	261,180	391,770	522,360	652,951	783,541	914,131
1,750,000	304,930	457,395	609,860	762,326	914,791	1,067,256
2,000,000	348,680	523,020	697,360	871,701	1,046,041	1,220,381
2,250,000	392,430	588,645	784,860	981,076	1,177,291	1,373,506
2,500,000	436,180	654,270	872,360	1,090,451	1,308,541	1,526,631
2,750,000	479,930	719,895	959,860	1,199,826	1,439,791	1,679,756
3,000,000	523,680	785,520	1,047,360	1,309,201	1,571,041	1,832,881
3,250,000	567,430	851,145	1,134,860	1,418,576	1,702,291	1,986,006
3,500,000	611,180	916,770	1,222,360	1,527,951	1,833,541	2,139,131

(1)	At February 1, 2004, Messrs. Camilleri, Parrish, Szymanczyk and Wall had accredited service of 25.4, 13.7, 18.3 and 13.7 years, respectively.

Messrs. Camilleri, Parrish, Szymanczyk and Wall participate in the tax-qualified Retirement Plan for Salaried Employees and one or more non-qualified supplemental pension plans (collectively, the “Altria Retirement Plan”). The Altria Retirement Plan is a non-contributory plan maintained for the benefit of certain employees of the Company or its operating subsidiaries. The Altria Retirement Plan provides for fixed retirement benefits in relation to the participant’s years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement) and applicable Social Security covered compensation amount. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. As of December 31, 2003, five-year annual compensation for Mr. Camilleri was $2,415,240; Mr. Parrish, $1,570,742; Mr. Szymanczyk, $1,865,208; and Mr. Wall, $1,603,735.

However, a participant with more than 35 years of accredited service is limited to the greater of a full retirement allowance based upon 35 years of service and five-year average annual compensation, including annual bonus awards, or a full retirement allowance based on all service and five-year average annual compensation, excluding such awards.

Examples of annual retirement allowances payable under the Altria Retirement Plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based upon the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2004. During 2002, Mr. Szymanczyk was provided an enhanced benefit that supplements the benefits payable under the Altria Retirement Plan. This enhancement provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of service for all purposes, and receive his pension benefit without reduction for early commencement. Mr. Szymanczyk attained age 55 in January 2004. At February 1, 2004 his accredited service is 18.3 years (actual service as of February 1, 2004 of 13.3 years and the additional five years credited at age 55). To the extent he continues employment beyond age 55, he will also be credited with two years of service for each year of service until age 60. Mr. Szymanczyk is also eligible for benefits under the Kraft Foods Inc. Retirement Plan. Based on his year-end 2003 salary and his annual bonus amount paid in 2003, and assuming retirement at age 65, he would receive, in addition to the retirement allowances payable to him under the Altria Retirement Plan, an annual benefits payable as a single life annuity of $63,631. Mr. Camilleri is eligible for benefits under the Kraft Foods Inc. Retirement Plan. However, these benefits for Mr. Camilleri offset and are not in addition to benefits provided under the Altria Retirement Plan.

The Company or its operating subsidiaries provide funding payments that may be used for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 2003, the following amounts, less applicable tax withholding, were deposited in individual trusts for certain named executive officers with respect to the present value of projected benefits expected to be earned through July 1, 2004 under the non-qualified supplemental pension plans: Mr. Camilleri, $623,388; Mr. Parrish, $137,708; Mr. Szymanczyk, $6,478,037 (includes an enhanced benefit that supplements the benefits payable under the Altria Retirement Plan earned through July 1, 2004 and benefits payable under a Kraft Foods Inc. non-qualified supplemental pension plan); and Mr. Wall, $381,133. These amounts offset benefits otherwise payable by the Company or its operating subsidiaries at retirement and are not intended to increase total promised benefits.

Pension Plan Table – Kraft Foods Inc. Retirement Plan

	Years of Service (1)
Five-Year Average Annual Compensation	10	15	20	25	30	35
$ 500,000	$82,100	$123,150	$164,201	$205,251	$246,301	$258,801
750,000	123,975	185,963	247,951	309,938	371,926	390,676
1,000,000	165,850	248,775	331,701	414,626	497,551	522,551
1,250,000	207,725	311,588	415,451	519,313	623,176	654,426
1,500,000	249,600	374,400	499,201	624,001	748,801	786,301
1,750,000	291,475	437,213	582,951	728,688	874,426	918,176
2,000,000	333,350	500,025	666,701	833,376	1,000,051	1,050,051
2,250,000	375,225	562,838	750,451	938,063	1,125,676	1,181,926
2,500,000	417,100	625,650	834,201	1,042,751	1,251,301	1,313,801
2,750,000	458,975	688,463	917,951	1,147,438	1,376,926	1,445,676
3,000,000	500,850	751,275	1,001,701	1,252,126	1,502,551	1,577,551
3,250,000	542,725	814,088	1,085,451	1,356,813	1,628,176	1,709,426
3,500,000	584,600	876,900	1,169,201	1,461,501	1,753,801	1,841,301

(1)	At February 1, 2004, Mr. Deromedi had accredited service of 15.7 years.

Mr. Deromedi participates in the tax-qualified Kraft Foods Inc. Retirement Plan and a non-qualified supplemental pension plan. These plans provide for fixed retirement benefits in relation to the participant’s years of accredited service, five–year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft Foods Inc. participants), or January 1, 1991 (for former General Foods Corporation participants), in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2003, Mr. Deromedi’s five-year average annual compensation was $1,457,474.

The above table provides examples of annual pension benefits payable under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2004. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service. Kraft Foods Inc. has made available funding payments to certain executives with vested accrued benefits under non-qualified supplemental retirement plans. During 2003, $234,268, less applicable tax withholding, was deposited in an individual trust for Mr. Deromedi with respect to the present value of projected benefits expected to be earned through July 1, 2004 under the non-qualified supplemental pension plan. This amount offsets benefits previously accrued and is not intended to increase total promised benefits.

In recognition of Mr. Deromedi’s promotion to Chief Executive Officer of Kraft Foods Inc., and in connection with his previous pension benefit earned at General Foods Corporation, Kraft Foods Inc. has agreed to use his final average earnings at retirement for purposes of calculating this benefit. Based on his year-end 2003 salary and his annual bonus amount paid in 2003, and assuming retirement from Kraft Foods Inc. at age 65, he would receive an annual non-qualified supplemental benefit payable as a single life annuity of $334,869. This benefit is in addition to the Kraft Foods Inc. Retirement Plan benefits reflected in the table above.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company has entered into change of control employment agreements with selected executive officers, including certain executives named in the Summary Compensation Table. The Company does not have a change of control agreement with Mr. Camilleri. The agreements provide that if the executive is terminated other than for cause within three years after a change of control of Altria Group, Inc. or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of base salary and highest annual bonus, times a fraction, the numerator of which is the number of months remaining until the expiration of the three-year period, but which shall be no greater than 30, and the denominator of which is 30, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive in the event excise taxes are imposed upon payments under the agreements.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2003

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee:

Lucio A. Noto, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Robert E. R. Huntley

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in connection with (i) the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003, including statutory audits of the financial statements of the Company’s affiliates and (ii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2003, June 30, 2003, and March 31, 2003 were $19.9 million.

Aggregate fees for these services for the year ended December 31, 2002 were $20.6 million.

Audit-Related Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for audit-related services for the year ended December 31, 2003 were $10.2 million. Audit-related services include due diligence related to acquisitions, review of the Company’s procedures related to internal controls over financial reporting, employee benefit plan audits, and procedures relating to various other audit and special reports.

Aggregate fees for these services for the year ended December 31, 2002 were $8.9 million.

Tax Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with tax compliance and advice and preparation of employee expatriate tax returns for the year ended December 31, 2003 were $20.7 million.

Aggregate fees for these services for the year ended December 31, 2002 were $15.9 million.

All Other Fees

In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $100,000 were paid to PricewaterhouseCoopers during the year ended December 31, 2003 for miscellaneous professional services.

Fees for all other services performed by PricewaterhouseCoopers during the year ended December 31, 2002 were $300,000.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit

Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

All fiscal year 2003 audit and non-audit services provided by the independent auditors were pre-approved.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board recommends a vote for the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSALS

PROPOSAL 1 – PHILIP MORRIS AND WAYS OF MORE ADEQUATELY WARNING PREGNANT WOMEN

The Sisters of Charity of Saint Elizabeth, Post Office Box 476, Convent Station, New Jersey 07961-0476, claiming beneficial ownership of 200 shares of common stock, together with a co-proponent, submitted the proposal set forth below. The name, address and shareholding of the co-proponent will be furnished upon request made to the Secretary of the Company.

Whereas former Chairman and CEO, Geoffrey C. Bible has said: “I think it would be sensible for pregnant women not to smoke” (Annual Meeting, 04/27/95). In this Mr. Bible explicitly acknowledged the harm cigarettes cause the fetus when he indicated his comments paralleled the Surgeon General’s warning that states: “Smoking by Pregnant Women May Result in Fetal Injury, Premature Birth, and Low Birth Weight.”

Cigarettes cause up to 141,000 abortions, 61,000 cases of low birth weight, 4,800 perinatal deaths, and 2,200 deaths from the Sudden Infant Death Syndrome (SIDS) each year in this country.

A 1996 Emory University study showed that pregnant women smokers are 50% more likely to have mentally retarded children and those smoking a pack a day were 85% more likely to give birth to a retarded child.

Our company has spent millions of dollars in ad campaigns and merchant education programs to prevent youth from illegally purchasing our company’s cigarettes and preventing them from smoking but has no similar program aimed at pregnant women, especially that higher percent of pregnant women who are less-educated and, consequently, less aware of the dangers connected to smoking while pregnant.

Our merchant education program called Action Against Access (AAA) penalizes merchants who have been found to sell tobacco products to minors.

When pregnant women smoke they are exposed to toxic chemicals that can cause death and disease for herself as well as her fetus.

Our company has been sued by individuals, classes of smokers and the states for the harm our products have caused them and we have paid billions of dollars to settle the state claims.

In issuing the recall of 8 billion cigarettes in May, 1995 because of suspected contamination, Philip Morris expressed particular concern that pregnant women avoid the undesired toxin the Company had identified in its cigarette filters.

Concerned about protecting the unborn from harm, the manufacturer of Accutane, another product known to be toxic to the fetus, has conducted an extensive educational campaign designed to inform both physicians and potential consumers about the importance of women not using Accutane if they are or might become pregnant.

Failure to adequately warn pregnant women about the dangers of smoking to themselves and the fetus not only could increase our liability risk; it would be seriously immoral and violate this Company’s stated desire to be forthcoming about the dangers inherent in using our tobacco products.

RESOLVED: shareholders request management to prepare a report outlining the steps the company will take to more adequately warn women of childbearing age of the harm caused by tobacco use to them and their baby before and after birth. We suggest that such include a program similar to AAA in which merchants would ask women of child bearing age if they are pregnant and provide pregnant women with educational materials on the harm smoking causes the fetus any time a pregnant [sic] purchases cigarettes. We also suggest the steps the Company will take to penalize merchants who fail to comply with the program.

The Board recommends a vote AGAINST this proposal.

The Company’s tobacco subsidiaries, Philip Morris USA Inc. (“PM USA”) and Philip Morris International Inc. (“PMI”), believe governments and public health authorities should determine the content of cigarette health warning messages, including warnings, to pregnant women who smoke about the dangers to their babies before and after birth. PMI supports legislation, where such requirements do not already exist, that requires cigarette manufacturers to place health warnings on cigarette packages and in cigarette advertisements. PM USA, PMI, governments, public health authorities, and tobacco control advocates disseminate extensive information regarding the dangers of smoking, including dangers to pregnant women and their babies before and after birth.

For decades, the United States Congress has mandated the specific warnings that must appear on cigarette packages and in advertisements. Two of the current warnings, which are rotated quarterly, state: “SURGEON GENERAL’S WARNING: Smoking Causes Lung Cancer, Heart Disease, Emphysema and May Complicate Pregnancy” and “SURGEON GENERAL’S WARNING: Smoking By Pregnant Women May Result in Fetal Injury, Premature Births and Low Birth Weight.”

Outside the United States, the European Union and other governments around the world have mandated similar warnings, including, for example: “Smoking when Pregnant Harms Your Baby” (European Union); “Cigarette Smoking is Harmful to Fetus in the Womb” (Thailand); “Smoking Can Cause Cancer, Heart Attack, Impotency and Pregnancy and Embryo Problems” (Indonesia); “Smoking By Pregnant Women Increases the Risk of Premature Birth and Low Birth Weight” (Taiwan); “Smoking When Pregnant Harms Your Baby” (Australia); “Smoking in pregnancy damages also the development of the child” (Croatia); and “Smoking during pregnancy is risky to the child” (Georgia).

In February 2004, PM USA and PMI supplemented their respective websites on this topic. The websites state:

Women who smoke have increased risks for delay in conceiving, infertility, pregnancy complications, premature birth, spontaneous abortion and stillbirth. Infants born to women who smoke during pregnancy have a lower average birth weight than infants born to women who do not smoke. The risks for sudden infant death syndrome (SIDS) are increased among the infants of women who smoke during pregnancy. Women who quit smoking before or during pregnancy reduce the risk of such adverse reproductive outcomes. For pregnant women, smoking is also likely to put their babies at risk for poor lung development, asthma and respiratory infections.

The websites also continue to direct readers who want information and support on quitting smoking to the Quitting Smoking sections of the websites. In addition, the PM USA website links to reports of the United States Surgeon General and a fact sheet on Smoking and Pregnancy by the United States Centers for Disease Control, and the PMI website links to two World Health Organization publications about women and smoking.

In February 2004, a new PM USA television advertisement began airing nationally that highlights the availability on its website of links to information from the public health authorities on smoking and health, including the 2001 United States Surgeon General’s report on Women and Smoking. That advertisement notes, in particular, that according to the 2001 United States Surgeon General’s Report, “women who smoke during pregnancy risk pregnancy complications, premature birth, low birth weight infants, still birth, and infant mortality.”

Moreover, PM USA and PMI believe that the public should be guided by the conclusions of public health officials regarding the health effects of secondhand smoke in deciding when and where to smoke around others. Among these conclusions, which are communicated on the companies’ respective websites, are that secondhand smoke from cigarettes causes conditions in children such as asthma, respiratory infections, cough, wheeze, otitis media (middle ear infection) and Sudden Infant Death Syndrome.

In summary, both PM USA and PMI are currently taking steps to communicate the dangers of smoking (including those affecting pregnant women) and will continue to do so. In addition, PM USA and PMI believe that legislation or regulation is necessary before a retail program, such as that suggested by proponents, could be effective.

For these reasons the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 2 – REPORT ON HEALTH RISKS ASSOCIATED WITH FILTERS

Trinity Health System, 766 Brady Avenue, Apartment 635, Bronx, NY 10462, claiming beneficial ownership of 104,143 shares of common stock, together with a co-proponent, submitted the proposal set forth below. The name, address and shareholding of the co-proponent will be furnished upon request made to the Secretary of the Company.

WHEREAS, a 2002 publication disclosed that Philip Morris has documented the “fall-out” of celluose acetate fibers from filter cigarettes during normal smoking. Philip Morris also demonstrated that carbon particles “fall-out” of cigarettes with charcoal filters during smoking. Philip Morris, however, has not published the results of its numerous studies that have been conducted routinely for more than 40 years in its analytical laboratories. (Tobacco Control 2002; 11 [Suppl 1] : i51-i61).

A 2002 publication by the Eastman Chemical Company, a major supplier of filter materials to Philip Morris, has documented that cellulose acetate fibers are released from the filters of all commercial cigarettes (Inhalation Toxicology, 14:247-262,2002). Thus, all smokers of filter cigarettes are exposed to the inhalation and/or ingestion of the plastic-like fibers used in 95% of the filters of cigarettes sold presently.

A 2003 report of the Brown and Williamson Tobacco Company has shown that diverse materials are puffed from the filter of Advance cigarettes. The substances identified included particles of charcoal, shards of cellulose acetate, resin and metal-like objects (aluminum, copper and zinc). (2003 Tobacco Science Research Conference, Norfolk, VA).

Independent investigators have demonstrated that filter fibers and carbon particles are released from the filters of popular-brand cigarettes. The researchers also identified tar-coated cigarette filter fibers in human lung specimens (Cancer Research 55: 253-258, 1995).

Patents awarded to different companies of the tobacco industry (e.g., United States Patent #6,133,439, Eastman), a case report of a granuloma that developed in the lung of a smoker who inhaled a cigarette filter (NY State Journal of Medicine 85: 389-390, 1985) and research scientists (e.g., Lorillard Tobacco Co., 1993, Tobacco Documents Online [TDO] #87243731 and Cancer Research 55: 253-258, 1995) have shown that cellulose acetate filter fibers resist biodegradation and that these foreign bodies are probably retained in the human for a prolonged time, possibly for life.

Published surveys have shown that smokers are unaware of the release of fibers and particles from cigarette filters. Greater than 95% of current smokers and former smokers queried believe that tobacco companies should disclose this information (Tobacco Control 10: 84-86, 2001).

As a matter of product stewardship, our company is obligated to test cigarette filters for material released into mainstream smoke and to disclose this information to investors and uninformed smokers if there is reason to believe such poses heretofore unreported health risks by the Company;

RESOLVED: Shareholders request our Company to create an independent panel of outside experts to issue a report addressing: (a) previous test results, by cigarette brand, of any and all materials released from cigarette filters, (b) the toxicological test results of filter materials performed by Philip Morris or subcontractors; and (c) results of studies undertaken to measure the human health risks of all filter materials in mainstream smoke. The report shall include the tests identified previously by Philip Morris and INBIFO (“Assays for Product Integrity Testing,” TDO #2505161388-1392). The findings should be prepared at a reasonable cost and made available in an appropriate manner before the Company’s 2005 Annual Meeting.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI take seriously legitimate concerns, based on science, that aspects of the filters and filter materials used in their cigarettes could potentially increase the dangers of cigarette smoking. The vast majority of cigarettes manufactured by both PM USA and PMI contain filters made of cellulose acetate fibers, and some of both companies’ cigarettes have filters that contain charcoal.

It has been reported for years in scientific literature that cellulose acetate fibers can sometimes “fall out” of cigarette filters and enter mainstream smoke. The 2002 article published in the scientific journal, Inhalation Toxicology, referenced by the proponents of this proposal, is one example of the literature on the subject. The article concluded that “[o]ur findings, which demonstrate release of only a small number of these large fibers with an extremely low likelihood of reaching the distal lung, indicate that these fibers are not a risk for human lung disease.”

In 2000, in response to a formal request, PM USA scientists provided information based on the published literature about fiber “fall out” from cellulose acetate cigarette filters to the United States Institute of Medicine, an organization created by the National Academy of Sciences to help advise the federal government on medical and public health issues. This information included references to the published scientific literature, including the 1995 Cancer Research article mentioned in this proposal. In a subsequently published book, the Institute of Medicine stated, “This chapter has not reviewed the risks due to fibers released from cigarette filters or tobacco additives, because it is thought the risk from these exposures is substantially less than the risk from tobacco smoke constituents. However, there are no existing data to prove this assumption.”

PM USA and PMI continue to evaluate their cigarettes, including filters and filter materials, such as charcoal, in light of developing scientific knowledge and technology. This evaluation follows what they believe to be a scientifically sound process of toxicological assessment adapted from the testing approach advocated by the United States Food and Drug Administration for the non-tobacco products it currently regulates. PM USA and PMI continue to investigate the possibility of filter materials being present in the mainstream smoke of their cigarettes and to assess the toxicological relevance, if any, of such materials to smokers.

Both companies remain willing to share the results of all such research regarding their currently marketed cigarettes with appropriate regulatory agencies and public health authorities without any restrictions on its further communication/dissemination so that they can assess it for themselves and determine whether it should be communicated to consumers and, if so, the method and substance of such communication.

Both PM USA and PMI support passage of meaningful and effective regulation of tobacco products. This regulation should provide the appropriate regulatory body with the information it believes necessary to make appropriate scientific assessments about cigarettes and their components and ingredients, including filters and filter materials, and to share that information with the public. In the United States, for example, PM USA believes the United States Food and Drug Administration is the appropriate regulatory body to be granted that authority.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 3 – POLITICAL DISCLOSURE RESOLUTION

Central Laborers’ Pension, Welfare & Annuity Funds, Post Office Box 1267, Jacksonville, FL 62651, claiming beneficial ownership of shares of common stock worth $2,000 submitted the proposal set forth below.

Resolved, that the shareholders of Altria Group, Inc. (“Company”) hereby request that the Company prepare and submit to the shareholders of the Company:

1.	A report, updated annually, disclosing its policies for political contributions (both direct and indirect) made with corporate funds. The reports shall include, but not be limited to, contributions and donations to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527. This Report shall be disclosed to shareholders through the Company’s web site or to shareholders in published form.

2.	A semi-annual report of political contributions, disclosing monetary and non-monetary contributions to candidates, parties, political committees and other organizations and individuals described in paragraph 1. This report shall contain the following information:

(a)	An accounting of the Company’s funds contributed or donated to any of the persons described above;

(b)	A business rationale for each of the Company’s political contributions or donations; and

(c)	Identification of the person or persons in the Company who participated in making the decisions to contribute or donate.

Statement of Support:    As long-term shareholders of Altria Group, Inc. we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Currently, Altria Group, Inc. is not required to disclose political contributions made with corporate funds in any Securities and Exchange Commission (SEC) reports to shareholders. Company executives and lobbyists exercise unbridled discretion over the use of corporate resources for political purposes. In addition, there is no SEC requirement for disclosing the business rationale for such donations.

The result is that shareholders are unaware of how and why the Company chooses to make corporate contributions and the political ends that are being furthered by the gift of corporate funds. Company officials may, in fact, be funding groups and candidates whose agendas are antithetical to the interests of it, its shareholders and stakeholders.

This is the case with Altria Group, Inc. The Center for Responsive Politics, a campaign finance watchdog organization, reported that the Company donated $2,900,000 in the 2002 election cycle to major party committees and congressional campaign dinners. However, further investigation shows that $100,000 of the Company’s money also went to political committees associated with certain political figures. Those committees, in turn, used the Company’s money in ways not generally known to the public that could pose reputational problems and legal risks for the Company.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives not shared by and may be inimical to the interests of shareholders. There is currently no single source of information providing disclosure to the Company’s shareholders on this issue. That is why we urge your support for this critical governance reform.

The Board recommends a vote AGAINST this proposal.

Altria Group, Inc. believes this proposal is unnecessary because a comprehensive system of reporting and accountability for political contributions in the United States already exists. Current law limits the amounts that can be contributed, restricts the organizations or entities that can receive corporate funding and establishes a clear system of accountability that is already in place. In fact, political contributions or donations made by any Altria company are required to be disclosed under federal, state and local campaign finance law, and under the Internal Revenue Code. As a result, information on Altria family political contributions is readily available to stockholders and interested parties through public sources. Proponents of the proposal have demonstrated that this information is already easily obtained by citing figures on previous political contributions made by our companies.

In many cases, corporations, including members of the Altria family of companies, are prohibited from making political contributions. However, the campaign finance law in every state or municipality that permits corporate political contributions requires disclosure of those contributions by the recipient, the contributor, or both. State and local campaign finance laws require disclosure reports to include all contributions made or received by the reporting entity. These disclosure reports are publicly available, often on the Internet. The companies in the Altria family comply fully with the disclosure and reporting regarding their contributions.

Section 527 of the Internal Revenue Code also imposes public disclosure requirements regarding contributions and donations to political organizations. Any such organization that anticipates receiving contributions of $25,000 or more in a taxable year and does not file disclosure reports with the Federal Election Commission or a state or local election commission must register with the Internal Revenue Service (“IRS”) and file periodic reports disclosing its contributions and expenditures. These reports are publicly available on the IRS website. The companies in the Altria family comply fully with the IRS disclosure and reporting requirements.

The Altria family of companies has developed and maintains compliance and integrity programs regarding political contributions, and retains a national network of outside counsel to help ensure that its companies’ political contributions comply fully with the law in all respects, including all necessary disclosure reporting. The Altria family of companies believes it is important to participate in the political process because of the diverse interests of our businesses and employees. These contributions undergo a rigorous internal review and approval process, including by senior executives, to ensure donations are made in the best interests of our various businesses and our stockholders.

Interested parties may obtain the disclosure reports described above from the United States federal government and from the states. Disclosure reports filed with the United States federal government may be found on the websites of the Federal Election Commission (www.fec.gov) and the IRS

(www.irs.gov). Disclosure reports filed with state governments may be obtained from the websites of those state governments. The National Conference of State Legislatures (http://www.ncsl.org/programs/ethics/comprehensive_list.htm) provides hyperlinks to the pertinent state websites.

In addition to the disclosure requirements imposed by federal, state and local law, the Altria family of companies has had an attribution policy in effect since 1997. This policy – which far exceeds the legal disclosure requirements concerning the Altria family’s political activities – is designed to ensure that the Altria companies and those who may act on behalf of the Altria companies make public disclosure of their efforts to participate in public policy discussions. The attribution policy provides information to the public, and therefore stockholders, by requiring individuals or organizations acting on our behalf and at our expense in presenting data or views in order to influence policy issues of immediate concern to the company, to disclose our financial support. The precise manner or format of attribution will often depend on the specific context. However, the principle of disclosure is part of our fundamental corporate policies.

Thus, when an Altria company makes a political contribution, either the Company, the recipient, or both are subject to reporting requirements under current law, and any such report is readily available to the public.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 4 – CEASE PROMOTING LIGHT AND ULTRALIGHT BRANDS

Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, MO 63131-3399, claiming beneficial ownership of 100 shares of common stock submitted the proposal set forth below.

Whereas: The National Cancer Institute has concluded that the “the [sic] resultant absence of meaningful differences in risk (from smoking light versus regular cigarettes) makes the marketing of these cigarettes as lower-delivery and lower-risk products deceptive for the smoker” (Monograph 13: “Risks Associated with Smoking Cigarettes with Low Machine-Measured Yields of Tar and Nicotine”). This study involved different brands of cigarettes, including those labeled “light,” “ultralight,” or “mild.”

The same study concluded that “many smokers chose these products as an alternative to cessation – a change that would produce real reduction in disease risks – making this deception an urgent public health issue.”

Commenting on this study, the Editor of a well-known magazine covering the tobacco industry, Tobacco Reporter, wrote: “The report is likely to embolden those looking to ban product descriptors such as ‘light’ and ‘mild’. It also has provided a boon to trial lawyers – the study has already made its way into at least one court case as ‘evidence’ of deceptive industry practices.” The Editor also opined that, given the problem, tobacco companies “better not to make any health claims at all.” [sic]

Our Company has been sued in the State of Illinois by a class of smokers of Marlboro Lights. The court has found that Philip Morris unfairly and deceptively marketed Marlboro Lights as “safer” than regular cigarettes. In this case the Court found such Marlboro Lights and Cambridge Lights to be just as harmful as regular Marlboro and regular Cambridge for all members of the Class (Illinois).

Consequently the Court ordered this Company to pay more than $12 billion in punitive and other damages to the Class of those who smoked our Company’s Light and Ultralight brands. In response, Philip Morris has publicly declared that the payment of this $12 billion in damages could bankrupt the Company.

Philip Morris is named in lawsuits in other states claiming it unfairly and deceptively markets light and ultralight cigarettes as “safer” than regular cigarettes.

The Canadian government has concluded the terms low tar, light and ultralight are deceptive to the consumer. The European Union and Brazil have banned the terms. The World Health Organization recommends banning the terms light and ultralight as misleading.

Most smokers believe “Lights [sic] and “Ultra Lights” are less harsh and deliver less tar and nicotine. On average, smokers believe that Lights afford 25% reduction in risk, and Ultra Lights a 33% reduction in risk. (Tobacco Control 10[2001], i17).

RESOLVED that Philip Morris Companies, Inc. [sic] stop all advertising, marketing and sale of cigarettes using the terms “light,” “ultralight,” “mild” and similar words and/or colors and images until shareholders can be assured through independent research that light and ultralight brands actually do reduce the risk of smoking-related diseases, including cancer and heart disease.

Supporting Statement

For every light and ultralight cigarette we advertise and sell today, there is a very high probability that Philip Morris may be incurring future liability which could adversely affect the value of stock held by shareholders. We therefore ask shareholders to vote for this resolution.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI believe that cigarette manufacturers should continue to be permitted, in a truthful and non-misleading manner, to use descriptors such as “low-tar,” “mild,” and “light” to describe brands with differing characteristics such as machine-measured average tar yields, strength of flavor and taste because those descriptors provide valuable information to consumers. The companies support additional regulation of manufacturers’ use of such descriptors. They also support regulatory and legislative measures to remind consumers that there is no such thing as a safe cigarette, that a lower machine-measured tar yield does not mean that the cigarette is safer, and that no cigarette is a suitable alternative to quitting.

In addition, both PM USA and PMI have made such information available in communications with governments and on their websites. Each company’s website includes information about “tar” and nicotine yield measurements, and what they do and do not mean, as well as information about cigarette ingredients, the conclusions of government and public health authorities regarding the dangers of smoking, and links to additional documents from government and public health authorities on these topics.

Each company continues to inform consumers in a variety of ways about public health authorities’ views on smoking and health, including issues surrounding tar yields and the use of descriptors. In 2002 and 2003, PM USA periodically placed an onsert on its medium, mild, light and ultra light packaging. The onserts contained information about the positions and conclusions of the public health community and PM USA on these issues, including that there is no such thing as a safe cigarette, that low-tar cigarettes have not been proven to be less hazardous than other cigarettes and are not a substitute for quitting, that the amount of tar and nicotine that a smoker obtains from a cigarette depends on how the individual smokes the cigarette and that smokers may intake more tar and nicotine than is measured by the standard government test method.

PM USA also placed an insert in major national regional magazines in 2002 and launched national television and radio advertising in 2003 highlighting the information on its website, including information from and links to the public health authorities. These communications highlight messages such as “there is no safe cigarette” and “lights and ultra lights are no exception.”

PM USA is actively supporting legislation giving the United States Food and Drug Administration authority to regulate tobacco products including authority to regulate tar yield measurement and the use of descriptors. In addition, PM USA has asked the United States Federal Trade Commission, the federal agency with jurisdiction over certain marketing and advertising matters, to issue rules regarding the disclosure of average tar and nicotine yields, the use of descriptors and whether disclaimers should accompany such use.

In 2003, PMI implemented an expanded program of communications to consumers about cigarettes and the health risks of smoking. The program includes placing onserts on cigarette packs, point-of-sale materials, brochures and paid communications as permitted by applicable laws. These communications provide information on issues related to smoking, including information on average tar and nicotine yield numbers and the use of descriptors, messages that there is no such thing as a safe cigarette, that smoking is addictive and dangerous, that smokers should not assume that lower tar cigarettes are safer or better for them or will help them quit and that the tar and nicotine numbers will not necessarily reflect the amount of tar and nicotine they inhale because people do not smoke like the machines used in the test methods.

PMI provides this information in onserts, which appear on cigarette packages periodically during the year. This is an on-going program that is being implemented around the world as capacity for producing cigarette packages with onserts comes on line in PMI manufacturing facilities.

In 2003, the program was implemented in Switzerland, Sweden, the United Kingdom, Belgium, Russia, Ukraine, and Mexico. Packs with onserts will continue to be produced and distributed periodically in those countries. In addition to packs with onserts, as part of this communications program in these countries, PMI published press advertisements in 139 publications in nine languages, and distributed more than 800,000 brochures in nine languages.

PMI plans to continue its efforts to communicate with smokers on these issues. In 2004, the program is scheduled for implementation in an additional 15 countries.

As part of its efforts to promote strong and effective regulation of tobacco products around the world, PMI has communicated to national governments, including the European Union, as well as the World Health Organization, its views on the need for additional regulation of how tar and nicotine yields in cigarettes are measured and how this information is communicated to smokers.

Pending further regulation, PM USA and PMI will continue to communicate about public health issues surrounding smoking, including tar yields and the use of descriptors.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 5 – VOLUNTARILY PLACE CANADIAN – TYPE WARNINGS ON ALL ITS CIGARETTE PACKS WORLDWIDE

The Sinsinawa Dominicans, 585 County Road Z, Sinsinawa, WI 53824, claiming beneficial ownership of 75 shares of common stock submitted the proposal set forth below.

WHEREAS Philip Morris now recognizes and admits on its website and elsewhere that its cigarettes can cause a wide range of serious and sometimes fatal illnesses;

Philip Morris also has launched a multi-million dollar effort in print and the electronic media to warn people about the health hazards of using our tobacco products. However it has done nothing to effectively and pictorially dramatize on the cigarette packs themselves the dangers to using the product inside;

Results of independent testing on the efficacy of this multi-million dollar effort by surveys made independent of the company have not been publicized indicating whether the Company’s multi-million dollar effort, indeed, is dissuading people, especially young people from (taking up) smoking;

It has been demonstrated that Canadian-style warnings in the form of pictures and text, on the front and back of the package and on inserts have been more effective in communicating the danger of tobacco use and in dissuading people from smoking;

The warnings Philip Morris currently places on its cigarette packages in the United States and some other countries do not effectively communicate to our customers in those countries the full range and extent of the dangers associated with using our tobacco products;

The failure of our company to communicate the dangers of its products as effectively to its United States consumers as well as elsewhere as is done in Canada with its Canadian affiliate appears to the proponents of this resolution as both morally wrong and potentially dangerous to our company regarding unnecessary future litigation;

RESOLVED: that Philip Morris voluntarily place Canadian-style warnings on all cigarettes it sells in the United States and, subject to applicable laws, in those countries where Canadian-style warnings are not yet required.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI support clear and conspicuous health warnings printed on all cigarette packages and in advertisements, executed in ways that do not infringe upon the companies’ trademarks. This includes their support of legislation, where such requirements do not already exist, that requires cigarette manufacturers to place health warnings on cigarette packages and in cigarette advertisements. Both companies believe that governments and public health officials should determine the content of warnings, including whether a picture or pictogram should be used.

Governments and public health authorities are already considering the issue of “Canadian-style” graphic health warnings. For example, the World Health Organization Framework Treaty on Tobacco Control calls for all signatory countries to require health warnings on cigarette packaging and says that these may, but are not required to be in the form of, or include, pictures or pictograms. The European Union has issued rules on graphic warnings for those European Union Member States that choose to require such warnings.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 6 – AMEND THE BY-LAWS TO REQUIRE THAT AN INDEPENDENT DIRECTOR WHO HAS NOT SERVED AS THE CHIEF EXECUTIVE OF THE COMPANY SERVE AS BOARD CHAIR

The Teamster Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, claiming beneficial ownership of 21,000 shares of common stock submitted the proposal set forth below.

RESOLVED: The shareholders of Altria Group, Inc., (“Altria” or “the Company”) urge the Board of Directors (the “Board”) to amend the by-laws to require that an independent director who has not served as the chief executive of the Company serve as Board Chair. Implementation will be deferred until the 2005 Annual Meeting of Shareholders.

SUPPORTING STATEMENT: It is the responsibility of the Board of Directors to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. The Board exists to ensure that management acts in the best long-term interests of the shareholders.

Currently at Altria, Mr. Louis C. Camilleri holds the positions of both Chairman of the Board and CEO. We believe that Mr. Camilleri cannot adequately represent the interests of shareholders and provide the necessary leadership and objectivity as Chairman when he holds both positions. Further, an appearance of a conflicted Board Chair can damage the credibility of the Company. We believe a clear delineation between the roles of Chair and CEO promotes greater accountability to Altria’s shareholders.

Investors require consistency and stability from the leadership of our Company. In a time where our Company and the economy as a whole have been in turmoil, shareholders need a leader that can focus on the intricacies of leading a Fortune 500 company. Under Mr. Camilleri’s leadership the Company’s Kraft unit is under investigation by the Securities and Exchange Commission, there has been ongoing scrutiny of the Company’s participation in tobacco litigation, and shares of Company stock have fallen over 18%. Altria needs a Chairman that can provide quality independent oversight of management’s performance during these crises.

We believe that separating the positions of Chair and CEO will enhance independent Board leadership at Altria. Other institutional investors and corporate governance experts agree:

•	The National Association of Corporate Directors recommend that Boards designate an independent director as Chair or lead director to evaluate CEO and Board Chair functions.

•	CalPERS’ Corporate Governance Guidelines state, “The independence of a majority of the Board is not enough. The leadership of the board must embrace independence, and must ultimately change the way in which directors interact with management.”

•	The Ontario Municipal Employees Retirement System Proxy Voting Guidelines state, “It is inappropriate for one person to serve as Chair. . . and Chief Executive Officer.”

•	The Ethical Funds and Domini Social Investments Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders.

We believe the recent wave of corporate scandals at companies, such as, Enron, WorldCom, and Tyco demonstrate that no matter how many independent directors there are on the Board, that Board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that Board is also the CEO of the company.

We urge shareholders to vote FOR this proposal.

The Board recommends a vote AGAINST this proposal.

The Board agrees with the proponent that it is the responsibility of the Board to provide independent oversight of management and, as discussed below, the Board believes that strong oversight mechanisms are already in place.

First, the only member of management who is a member of the Board is the Chairman and Chief Executive Officer. The other members of the Board are non-management directors, all but one of whom meet the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Second, one independent director is annually designated by the non-management directors to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Develop and coordinate agendas and schedules for Board meetings with the Chairman;
•	Advise the Chairman of the Board’s informational needs;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

Third, various Committees of the Board perform oversight functions independent of management. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each comprised entirely of independent, non-management directors. This means that oversight of critical matters such as the integrity of the Company’s financial statements, executive compensation, including the compensation of the Chairman and Chief Executive Officer, the selection of directors and evaluation of the Board and key Committees is entrusted to independent directors. See the charters for each of these Committees, which are attached as Exhibits B, C and D of the proxy statement, for a complete description of the responsibilities of these Committees.

Fourth, the Board and each of its Committees have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

In view of the strong oversight mechanisms that are already in place, the Board does not believe that it is necessary to mandate a separation of the positions of Chairman and Chief Executive Officer through a By-Law amendment. In fact, the Board believes that imposing such an absolute rule would be unwise and not in the best interests of stockholders because it would eliminate the Board’s flexibility to determine whether the positions should be held by the same person or by separate persons based on the circumstances and individuals available at any particular point in time. The Board believes that at the present time the interests of the Company and its stockholders are best served by the leadership and direction provided by a single Chairman and Chief Executive Officer and notes that contrary to the proponent’s assertion, as highlighted on page 17 of this proxy statement, the Company’s total stockholder return has increased significantly and outperformed its peer group and the S&P 500 Index.

In summary, the Board believes that strong mechanisms to provide independent oversight of management are already in place and that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company’s Corporate Secretary. You may review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.altria.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, at an anticipated cost of $22,000, plus reimbursement of out-of-pocket expenses.

2005 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2005 Annual Meeting, presently anticipated to be held on April 28, 2005, notice of the nomination must be received by the Company between October 16 and November 15, 2004. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2005 Annual Meeting, and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Corporate Secretary.

G. Penn Holsenbeck

Vice President and Corporate Secretary

March 15, 2004

EXHIBIT A

Corporate Governance Guidelines

Altria Group, Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES

1.	Board Size
2.	Independence of Directors
3.	Annual Election of Directors
4.	Board Membership Criteria
5.	Limitation on Number of Management Directors
6.	Chairman of the Board and Chief Executive Officer
7.	Presiding Director
8.	Change in Primary Employment
9.	Conflicts of Interest
10.	No Specific Limitations on Other Board Service
11.	No Limitations on Terms; Retirement Age
12.	Director Orientation and Continuing Education
13.	Director Communications with Third Parties
14.	Communications with the Board

C.	BOARD MEETINGS

1.	Frequency of Meetings
2.	Strategic Plan Review
3.	Attendance at Meetings
4.	Information Flow and Distribution of Meeting Materials
5.	Selection of Agenda Items
6.	Access to Management and Independent Advisors
7.	Executive Sessions

D.	COMMITTEES OF THE BOARD

1.	Committees and Responsibilities
2.	Membership and Chairs of Committees
3.	Committee Agendas, Meetings and Reports to the Board

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.	Annual Evaluation of the Chief Executive Officer
2.	Succession Planning
3.	Board and Committee Self-Evaluations

F.	BOARD COMPENSATION

G.	CONFIDENTIAL VOTING

ANNEX A: Categorical Standards of Director Independence

Corporate Governance Guidelines

Altria Group, Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES

1.	Board Size

The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.	Independence of Directors

The Board shall be comprised of a substantial majority of directors that meet the “independence” requirements under New York Stock Exchange listing standards. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

3.	Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Corporate Governance Committee.

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

4.	Board Membership Criteria

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

5.	Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as a member of the Board. The Board may from time to time determine that it is appropriate to nominate a second member of management to the Board.

6.	Chairman of the Board and Chief Executive Officer

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interest of the Company. The Board currently believes that it is in the best interest of the Company not to split the positions and that the Chief Executive Officer should also serve as the Chairman.

7.	Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is identified in the Company’s proxy statement and on its website. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as a liaison between the Chairman and the non-management directors;
•	Develop and coordinate agendas and schedules for Board meetings with the Chairman;
•	Advise the Chairman of the Board’s informational needs;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

8.	Change in Primary Employment

Non-management directors who retire or change their primary employment must tender their resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

9.	Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

10.	No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Corporate Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies.

11.	No Limitations on Terms; Retirement Age

The Board does not believe in term limits or a retirement age for non-management directors because it would deprive the Board of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign upon reaching the age of 65.

12.	Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities.

13.	Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as otherwise contemplated by these Guidelines, only at the request of management.

14.	Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.	BOARD MEETINGS

1.	Frequency of Meetings

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.	Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3.	Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.	Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and Committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.	Selection of Agenda Items

The Chairman determines the agenda for each meeting of the Board in consultation with the Presiding Director and taking into account suggestions from other members of the Board.

6.	Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each Committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

7.	Executive Sessions

Non-management directors meet in executive session at each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. The Presiding Director presides over the executive sessions.

D.	COMMITTEES OF THE BOARD

1.	Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities. There are currently six Board Committees:

a.	Audit Committee. The Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

b.	Compensation Committee. The Committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

c.	Executive Committee. The Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.

d.	Finance Committee. The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow and the investment of employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

e.	Nominating and Corporate Governance Committee. The Committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each annual meeting of stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, developing and recommending to the Board the Company’s corporate governance principles and overseeing the evaluation of the Board and its Committees.

f.	Public Affairs and Social Responsibility Committee. The Committee provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

A full description of the responsibilities of each of the Committees is set forth in the Committee charters that are published on the Company’s website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.	Membership and Chairs of Committees

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board elects the members and Chairs of each Committee at its annual organizational meeting following the Annual Meeting of Stockholders.

The members of the Audit, Compensation and Nominating and Corporate Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the Committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of Committee assignments or Chairs. The Board believes that experience and continuity are more important than rotation.

3.	Committee Agendas, Meetings and Reports to the Board

The Chair of each Committee, in consultation with the other Committee members, shall set meeting agendas and determine the frequency and length of Committee meetings. Each Committee reports its actions and recommendations to the Board.

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.	Annual Evaluation of the Chief Executive Officer

The Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation Committee and the Presiding Director will communicate this evaluation to the Chief Executive Officer.

2.	Succession Planning

The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and evaluating and approving candidates to fill other senior executive positions.

3.	Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit, Compensation, Nominating and Corporate Governance and other Committees of the Board. The Board will discuss the results of the self-evaluations to determine whether the Board and its Committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.	BOARD COMPENSATION

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board.

G.	CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

(Corporate Governance Guidelines)

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company. The Board has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

•	is, or within the last three years has been, employed by the Company or any of its subsidiaries;

•	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company;

•	receives, or within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	has an immediate family member who receives, or within the last three years has received, more than $100,000 per year in direct compensation as an executive employee of the Company or any of its subsidiaries other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	is, or within the last three years has been, affiliated with or employed by the Company’s independent auditors;

•	has an immediate family member who is, or within the last three years has been, affiliated with or employed by the Company’s independent auditors in a professional capacity;

•	is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executives serve, or within the last three years have served, on such other company’s compensation committee;

•	has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the Company’s present executives serve, or within the last three years have served, on such other company’s compensation committee;

•	is, or within the last three years has been, an executive officer or employee of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	has an immediate family member who is, or within the last three years has been, an executive officer of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following factor should also be considered by the Board in making an independence determination. However, the Board is not precluded from finding a director to be independent if the director:

•	is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

EXHIBIT B

Audit Committee Charter

Altria Group, Inc.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors all of whom the Board shall determine meet the “independence” requirements for audit committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal auditors and internal audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. In addition, the Committee shall prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Committee shall have the sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors of the Company (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.	The Committee shall review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the Board on at least an annual basis. As part of such evaluation, the Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors describing:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company;

•	review and evaluate the lead partner and senior members of the independent auditors;

•	assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance;

4.	The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors;

Internal Auditors

5.	The Committee shall, at least annually, evaluate the performance of the Company’s internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Chief Compliance Officer and Compliance Personnel

6.	The Committee shall, at least annually, evaluate the performance of the Company’s compliance function and review and discuss with the chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

7.

The Committee shall review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants (“AICPA”);

8.	The Committee shall review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any items required to be communicated to the Committee by the independent auditors in accordance with existing AICPA guidance;

9.	The Committee shall review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

10.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

11.	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the consolidated financial statements, including analyses of the effects of alternative United States GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

12.	The Committee shall recommend to the Board whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

13.	The Committee shall discuss, in conjunction with management, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

14.	The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

15.	The Committee shall approve the Company’s Code of Conduct and review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto and the adequacy of resources for compliance;

16.	The Committee shall review the expense reports of executive officers and directors;

17.	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

the Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

18.	The Committee shall prepare a report of the Audit Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

19.	The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit and compliance functions;

20.	The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter; and

21.	The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, as amended, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

Procedures

The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas.

The Committee shall periodically meet separately in executive session with the independent auditors, the internal audit staff, the chief compliance officer, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any independent legal, accounting or other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve fees and retention terms of any legal, accounting or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

EXHIBIT C

Compensation Committee Charter

Altria Group, Inc.

Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist entirely of directors who the Board determines (i) are “independent” in accordance with New York Stock Exchange listing standards, (ii) are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to discharge the Board’s responsibilities relating to executive compensation, to produce an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and to review the succession plans for the chief executive officer and other senior executives.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, to evaluate the performance of the chief executive officer in light of these goals and objectives, and to determine and approve the compensation of the chief executive officer based on this evaluation;

•	to make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	to review and approve compensation of selected senior executives;

•	to monitor compliance by executives with the Company’s stock ownership guidelines;

•	to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•	to prepare an annual report on executive compensation to be included in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

C-1

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any compensation consultants, legal counsel and any other advisors to the Committee as the Committee may deem appropriate including sole authority to approve the fees and other retention terms of any consultants, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

C-2

EXHIBIT D

Nominating and Corporate Governance Committee Charter

Altria Group, Inc.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors, all of whom the Board shall determine are “independent” in accordance with New York Stock Exchange listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to develop guidelines and recommend to the Board a set of corporate governance guidelines and to review and recommend changes to those guidelines used in Annex A of the Corporate Governance Guidelines, as necessary;

•	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

•	to develop and recommend to the Board and oversee an annual self-evaluation process for the Board and the Audit, Compensation and Nominating and Corporate Governance and other Committees of the Board;

D-1

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT E

Executive Committee Charter

Altria Group, Inc.

Membership

The Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall have the authority to act for the Board during intervals between Board meetings to the extent permitted by law.

Procedures

The Committee shall meet as often as it deems appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

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EXHIBIT F

Finance Committee Charter

Altria Group, Inc.

Membership

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of this Committee shall be to monitor the financial condition of the Company, oversee the sources and uses of cash flow and the investment of certain employee benefit plan assets and advise the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT G

Public Affairs and Social Responsibility Committee Charter

Altria Group, Inc.

Membership

The Public Affairs and Social Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee is to provide oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review public policy issues affecting the Company and the Company’s key public policy positions taken around the globe;
•	to offer advice and insights and make recommendations regarding policies, programs, actions and procedures that will assist the Company in responding appropriately to its social responsibilities and the public interest in its affairs;
•	to review key trends in legislation, regulation, litigation, and public debate around the world in order to determine whether the Company should consider additional public affairs and corporate social responsibility actions;
•	to review the state of the Company’s relationships with key stakeholders, how those constituencies view the Company and the issues raised by them;
•	to consider the impact of business operations and business practices on the communities where the Company does business;
•	to review the Company’s policies, programs and activities related to political and charitable contributions;
•	to review significant communications of public affairs and societal alignment initiatives; and
•	to conduct an annual review of the Committee’s performance and periodically assess the adequacy of its charter and recommend changes to the Board as needed.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate legal counsel and other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve related fees and terms of any counsel or advisors to the Committee that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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ALTRIA GROUP, INC.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 29, 2004

AND PROXY STATEMENT

ALTRIA GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Altria Group, Inc. encourages you to consider voting your shares electronically over the Internet or by telephone. Vote-By-Internet and Vote-By-Telephone are available 24 hours a day, 7 days a week until 11:59 p.m. (EDT), April 28, 2004 and eliminate the need to return this proxy card.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/mo OR

Vote-by-Telephone

Call toll-free,

1-877-PRX-VOTE (1-877-779-8683)

Outside the U.S. or Canada, call collect 1-201-536-8073

If you vote by Internet or by telephone, please do not mail your proxy card.

Your vote is important. Thank you for voting.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

X Please mark your votes as in this example. 0142

This proxy when properly executed will be voted as specified. If no specification is made, the proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent auditors and AGAINST each of the stockholder proposals.

The Board of Directors recommends a vote FOR:

The Board of Directors recommends a vote AGAINST:

FOR AGAINST ABSTAIN

FOR WITHHELD

1. Election of Directors (Please see the reverse side.)

For all nominees except as noted below

FOR AGAINST ABSTAIN

2. Ratification of the Selection of Independent Auditors

3. Stockholder Proposal No. 1

4. Stockholder Proposal No. 2

5. Stockholder Proposal No. 3

6. Stockholder Proposal No. 4

7. Stockholder Proposal No. 5

8. Stockholder Proposal No. 6

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature:              Date:              Signature:              Date:

[GRAPHIC]

ALTRIA GROUP, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 29, 2004 9:00 A.M.

Kraft Foods Inc.

Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936

DIRECTIONS

The Kraft Foods Inc. Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. You may request a map by calling 1-800-367-5415.

Please note that we have changed our admission procedures this year and you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 of the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card below or vote your shares electronically over the Internet or by telephone.

Please see the reverse side for instructions on voting your shares electronically over the Internet or by telephone.

RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

DETACH HERE

ALTRIA GROUP, INC.

Proxy Solicited on Behalf of the Board of Directors Annual Meeting April 29, 2004

Louis C. Camilleri and Charles R. Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the annual meeting of stockholders to be held at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, April 29, 2004, at 9:00 a.m., and at all adjournments thereof.

Election of Directors, Nominees:

PROXY

(01) Elizabeth E. Bailey (02) Mathis Cabiallavetta

(03) Louis C. Camilleri (04) J. Dudley Fishburn

(05) Robert E. R. Huntley (06) Thomas W. Jones

(07) Lucio A. Noto (08) John S. Reed

(09) Carlos Slim Helú (10) Stephen M. Wolf

This card also serves to instruct the administrator of the Company’s direct stock purchase and dividend reinvestment plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a stockholder or employee participating in any such plan. Unless your proxy for your defined contribution plan shares is received by April 27, 2004, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

SEE REVERSE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse. You need not mark any boxes.

SEE REVERSE SIDE.